UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2007

Callisto Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32325	13-3894575
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 1609

New York, New York 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Certificate of Incorporation or Bylaws;  Change in Fiscal Year.

On May 29, 2007, the Board of Directors of Callisto Pharmaceuticals, Inc. (the “Company”) approved a resolution amending Article IV of the Bylaws of the Company.  A new Section 5 has been added which states:

“SECTION 5. Regulations; Book-Entry System. The Board of Directors may make such additional rules and regulations, not inconsistent with the Bylaws or the Certificate of Incorporation, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. Further, the Corporation may participate in one or more systems under which certificates for shares of stock are replaced by electronic book-entry pursuant to such rules, terms and conditions as the Board of Directors may approve and subject to applicable law, notwithstanding any provisions to the contrary set forth in this Article.”

Item 9.01                       Financial Statements and Exhibits

(c)                Exhibits.

3.1  Amended and Restated Bylaws of Callisto Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 4, 2007

CALLISTO PHARMACEUTICALS, INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
Chief Executive Officer